UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2010

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

World Monitor Trust III – Series J (“Registrant”) has entered into trading advisor agreements with Tudor Investments Corporation (pursuant to its Mercis Program) and Paskewitz Asset Management, LLC (pursuant to its Contrarian Stock Index Program) (each, a “Trading Advisor”).

Item 1.02	Termination of a Material Definitive Agreement

Effective March 31, 2010, Registrant will terminate its Advisory Agreement among Registrant, Kenmar Preferred Investments Corp. and GLC Ltd.

Effective April 1, 2010, Registrant intends to allocated its assets equally to each of the following trading advisors:

•	Graham Capital Management, L.P., pursuant to its K4D-15 Program;

•	Eagle Trading Systems Inc., pursuant to its Momentum Program;

•	Ortus Capital Management Limited, pursuant to its Major Currency Program;

•	Krom River Investment Management (Cayman) Limited, pursuant to its Commodity Diversified Program;

•	Crabel Capital Management, LLC, pursuant to its Two Plus Program;

•	Tudor Investment Corporation, pursuant to its Tudor Mercis Program; and

•	Paskewitz Asset Management, LLC, pursuant to its Contrarian Stock Index Program.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.9	Advisory Agreement dated March 26, 2010 by and among, World Monitor Trust III – Series J, Kenmar Preferred Investments Corp. and Tudor Investments Corporation

10.10	Advisory Agreement dated March 24, 2010 by and among, World Monitor Trust III – Series J, Kenmar Preferred Investments Corp. and Paskewitz Asset Management, LLC

99.5	Letter to Investors dated March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on March 26, 2010.

WORLD MONITOR TRUST III – SERIES J

	By:	Preferred Investment Solutions Corp. its Managing Owner

Date: March 26, 2010		By:	/s/ LAWRENCE S. BLOCK
		Name:	Lawrence S. Block
		Title:	Executive Vice President and General Counsel